Exhibit 32

SECTION 1350 CERTIFICATION

          Carl E. Sassano, Chairman, President and Chief Executive Officer of Transcat, Inc. and Charles P. Hadeed, Vice President of Finance and Chief Financial Officer of Transcat, Inc. certify that (i) the Quarterly Report on Form 10-Q/A for the quarter ended September 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q/A for the quarter ended September 27, 2003 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

     A signed original of this written statement required by Section 906 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 17, 2004	/s/ Carl E. Sassano

Carl E. Sassano, Chairman, President and Chief Executive Officer

Date: June 17, 2004	/s/ Charles P. Hadeed

Charles P. Hadeed, Vice President of Finance and Chief Financial Officer